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                                                                    EXHIBIT 23.2

                      [BAIRD, KURTZ & DOBSON LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus (constituting part of the Registration Statement on Form S-4 of Union Planters Corporation) of our report with respect to Sho-Me Financial Corp.'s financial statements, dated February 7, 1997, which appears on page 17 of Sho-Me Financial Corp.'s 1996 Annual Report to Shareholders, which report is incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement/Prospectus.


                                                /s/ BAIRD, KURTZ & DOBSON


Springfield, Missouri
August 15, 1997